Exhibit 99.2
Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392
TARGETED GENETICS ANNOUNCES APPOINTMENT OF MICHAEL S. PERRY,
18 YEAR BIOTECHNOLOGY/PHARMACEUTICAL INDUSTRY VETERAN,
TO ITS BOARD OF DIRECTORS
Seattle, WA — November 1, 2005 — Targeted Genetics Corporation (NASDAQ: TGEN) announced today that it has appointed Michael S. Perry, D.V.M., Ph.D., to its board of directors.
Dr. Perry brings over 18 years of successful biotechnology and pharmaceutical management experience. He has a proven track record in research and development innovation with special emphasis on product development and approval, strategic portfolio management, integration of company mergers and acquisitions, business development, and driving shareholder value. Dr. Perry is currently Chief Development Officer at VIA Pharmaceuticals, Inc., a company that is developing therapeutics to treat cardiovascular inflammation at the level of the vessel wall to stabilize the disease process and reduce cardiovascular events.
“Mike adds extensive technical expertise in traditional and cutting-edge biomedical science to our Board of Directors,” said H. Stewart Parker, President and CEO of Targeted Genetics. “In addition, his widespread knowledge in strategic business development transactions and product assessment will be important as we continue to execute on our partnership and broader business strategies. I believe Mike’s experience will be particularly relevant and valuable to achieving our ongoing goals and objectives.”
Previous to his role at VIA Pharmaceuticals, Dr. Perry was President, Chief Executive Officer and Co-founder of Extropy Pharmaceuticals, Inc., a pediatric-focused specialty pharmaceutical company. Dr. Perry also served as President, CEO and Director of Pharsight Corporation; Worldwide Head of Global R&D of Baxter’s Biopharmaceuticals Business, a division of Baxter Healthcare Corporation; President, CEO and Director of SyStemix Inc. and Genetic Therapy Inc., two wholly owned Biotech subsidiaries of Sandoz/Novartis Pharma, as well as held various management positions in regulatory and scientific affairs at Novartis, Syntex Corporation, Schering-Plough Corporation and BioResearch Laboratories, Inc. Dr. Perry has also held previous board positions with BioTransplant, California Healthcare Institute, Arriva Pharmaceuticals, Pharsight Corporation, and Extropy Pharmaceuticals. Dr. Perry holds a B.Sc. in Physics, a Ph.D. in Biomedical Science with a specialization in Cardiopulmonary Pharmacology and a doctorate in Veterinary Medicine & Surgery (D.V.M.) from the University of Guelph, Ontario, Canada.

“I look forward to serving on the Targeted Genetics Board of Directors,” said Perry.
“The company has a proven AAV technology platform that shows promise in the genetic therapeutics marketplace and is an attractive attribute to potential partners. I look forward to contributing to Targeted Genetics’ continuing future success as an independent director.”
Dr. Michael Perry has been appointed as a director to fill the vacant board seat resulting from Dr. Mark Richmond’s recent retirement.
About Targeted Genetics
Targeted Genetics Corporation is a biotechnology company committed to the development and commercialization of innovative targeted molecular therapies for the prevention and treatment of inflammatory arthritis and other acquired and inherited diseases with significant unmet medical need. We use our considerable knowledge and capabilities in the development and manufacturing of gene delivery technologies to advance a diverse product development pipeline. Our product development efforts target inflammatory arthritis, AIDS prophylaxis, congestive heart failure, Huntington’s disease and hyperlipidemia. To learn more about Targeted Genetics, visit our website at www.targetedgenetics.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our business strategy, our product development and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company’s future plans are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, the timing, nature and results of our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property and our ability to raise capital when needed, as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Quarterly Report on Form 10-Q for the period ended June 30, 2005. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.
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